UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  January 13, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Current Report”) amends the Current Report on Form 8-K of DPW Holdings, Inc. (the “Company”) originally filed with the Securities and Exchange Commission on December 8, 2018 (the “Prior Filing”). Its sole purpose is to include that the Company has exceeded the cure period provided in Amendment No. 9 dated December 7, 2018, but is continuing to pay the Holder on a frequent basis and Holder has not exercised any rights under relevant documents.

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on May 16, 2018, on May 15, 2018, the Company entered into a Securities Purchase Agreement (as amended, the “May SPA”) with an institutional investor (the “Investor”) providing for the issuance of (i) a Senior Secured Convertible Promissory Note (as amended, the “May Note”) with a principal face amount of $6,000,000, which Convertible Note (as amended on August 31, 2018) is, subject to certain conditions, convertible into 15,000,000 shares of Common Stock of the Company at $0.40 per share; (ii) a five-year warrant to purchase 1,111,111 shares of Common Stock at an exercise price of $1.35; (iii) a five-year warrant to purchase 1,724,138 shares of Common Stock at an exercise price of $0.87 per share; and (iv) 344,828 shares of Common Stock.

As previously reported in Current Reports on Form 8-K filed by the Company on July 2, 2018, the Company and the Investor entered into an agreement, among other things, to amend the May SPA and the May Note pursuant to the terms and subject to the conditions set forth in Amendment No. 3 Agreement and Amendment No. 4 Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on September 4, 2018, on August 31, 2018, the Company and the Investor entered into an amendment, among other things, to further amended the May SPA and the May Note, pursuant to the terms and subject to the conditions set forth in Amendment No. 5 Agreement and Amendment No. 6 Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on September 25, 2018, the Company and the Investor further amended the May Note, among other things, pursuant to the terms and subject to the conditions set forth in Amendment No. 7 Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on November 16, 2018, the Company and the Investor further amended the May Note, among other things, pursuant to the terms and subject to the conditions set forth in Amendment No. 8 Agreement.

On December 7, 2018, the Company and the Investor entered into the Amendment No. 9 Agreement (the “Amendment”), which further amends the amortization schedule of the May Note. Commencing on January 2, 2019, and continuing every month thereafter, on the first business day of such month for a period of twelve (12) months, the Company shall redeem the principal amount, plus accrued but unpaid interest, for twelve (12) months, in accordance with the terms and subject to the conditions set forth in the Amendment. (each, an “Amortization Payment”). In addition, each Amortization Payment shall be made in cash or Bitcoin in the amounts set forth in the Amendment.

Pursuant to the terms and subject to the conditions set forth in the Amendment, the Investor has the option to request the December Payment and/or the January Payment (each, as defined in the Amendment) to be made either (i) in the form of shares of the Company’s common stock (the “Payment Shares”), provided, that there is an effective registration statement covering such shares, or (ii) in cash via wire transfer, or alternatively in Bitcoin, in accordance with the terms of the May Note. Upon the sale of the Payment Shares, the Investor’s daily sales shall not exceed fifteen percent (15%) of the total number of shares of the Company’s common stock traded on that day. Further, in the event that the sale of the Payment Shares does not net to the Investor proceeds at least equal to 103% of the amount of the December Payment and the January Payment, respectively, upon request of the Investor, the Company shall pay the difference to the Investor in cash.

Among other things, Amendment No. 9 provided the Company with a cure period of seven (7) Trading Days on any Amortization and true up Payment due. The Company has exceeded the cure period provided in Amendment No. 9, but is continuing to pay the Holder on a frequent basis and Holder has not exercised any rights under relevant documents.

The foregoing is only a brief description of the material terms of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the other transaction documents referred to herein, all of which are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

10.1	Amendment No. 9 Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: January 14, 2019	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer